UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 6, 2016

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 6, 2016, PRGX Global, Inc., through its wholly owned subsidiaries PRGX USA, INC. and PRGX UK LTD. (collectively “PRGX” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Cost & Compliance Associates, LLC, Cost & Compliance Associates Limited (collectively, “C&CA” or the “Sellers”) and Robert F. Donohue, pursuant to which PRGX agreed to purchase substantially all of the assets of C&CA subject to the terms and conditions of the Purchase Agreement. C&CA is engaged in the business of marketing and providing accounts payable recovery audit services, contract compliance audit services and related advisory and data analytics services to commercial enterprises. The closing of the transactions contemplated by the Purchase Agreement is subject to certain closing conditions, including obtaining various third party consents.

Under the terms of the Purchase Agreement, PRGX will pay up to $11.0 million in cash at closing (the “Closing Consideration”). The actual Closing Consideration paid will be calculated based on the extent to which specified third party consents are obtained and is subject to a customary working capital adjustment. In addition, PRGX may be required to pay earnout consideration in cash over a period of two years, based on the performance of the acquired businesses following closing. The aggregate consideration to be paid to the Sellers under the terms of the Purchase Agreement cannot exceed $18.0 million.

The transaction is expected to close in the fourth quarter of 2016.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated October 6, 2016 by and among PRGX USA, INC., PRGX UK LTD., Cost & Compliance Associates, LLC, Cost & Compliance Associates Limited and Robert F. Donohue

99.1	Press Release dated October 6, 2016

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: October 6, 2016